Exhibit 99.1

Leafly Holdings, Inc. Reports Third Quarter 2022 Financial Results

Delivered 8.1% revenue growth and 18.2% ending retail account growth over Q3 2021

Reduced Q3 2022 operating expenses by 16.3% from Q2 2022

SEATTLE--(BUSINESS WIRE)-- November 10, 2022 --Leafly Holdings, Inc. (“Leafly” or “the Company”) (NASDAQ: LFLY), a leading online cannabis discovery marketplace and resource for cannabis consumers, today announced financial results for its third quarter ended September 30, 2022.

“Leafly is helping brands and retailers reach more consumers at a time when driving business is critically important. Retailers are offering deals on Leafly at record numbers as consumers are looking for the best value. We are encouraged by our recent partnerships that allow us to drive new customer acquisition and online orders across the platform,” said Yoko Miyashita, CEO of Leafly. “The cost reductions we implemented were aimed at setting us on a clear path to greater efficiency and monetization as growth in advertising spend returns and the market accelerates. The team is squarely focused on our highest priority initiatives and on optimizing the products we have already developed to maintain our position as a leader in cannabis and build the business for the long term.”

Third Quarter 2022 Financial Results

•Total revenue was $11.8 million, up 8.1% over Q3 2021
•Gross margin was 87.1%, compared to 88.4% in Q3 2021
•Total operating expense was $16.3 million, up 21.0% over $13.5 million in Q3 2021, and down 16.3% from Q2 2022
•Net income was $15.5 million, and included $22.3 million of gains on derivative liabilities, due to fair value accounting, compared to net loss of $4.5 million in Q3 2021
•Adjusted EBITDA loss was $5.2 million, compared to Adjusted EBITDA loss of $3.6 million in Q3 2021
•Ended the quarter with $27.8 million of cash, after repurchasing over 3 million shares of our common stock using $31.3 million of restricted cash

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

“In October, we right-sized the business through headcount reductions and additional cuts in spending to accelerate our path to profitability,” said Suresh Krishnaswamy, CFO of Leafly. “We are focused on managing our cash while preserving our ability to respond to opportunities in the market.”
Key Performance Metrics

	September 30, 2022	June 30, 2022	September 30, 2021	QoQ Change (%)	YoY Change (%)
Average Monthly Active Users ("MAUs") (in millions)	8.2	7.9	9.4	3.8%	(12.8)%
Ending retail accounts	5,637	5,251	4,769	7.4%	18.2%
Retailer average revenue per account ("ARPA")	$556	$579	$621	(4.0)%	(10.5)%

•Year over year, ending retail accounts grew 18.2%, reflecting 7.4% sequential growth in Q3 2022 that was driven by retailers in California, Oregon, and New Mexico.
•ARPA declined 10.5%, primarily as a result of Leafly’s strategy to use promotional pricing to expand retailer accounts in lower penetrated markets.
•MAUs increased quarter over quarter highlighting the strength of news and learn content, technical improvements to SEO and the Company’s expertise in the cannabis category. In Q3 2021, higher than usual levels of MAUs were driven by an increase in user traffic primarily as a result of the pandemic.

Business Highlights

•Q3 2022 revenue from retail accounts was $9.0 million, up 5.1% over Q3 2021.
•Q3 2022 revenue from brands was $2.7 million, up 19.6% over Q3 2021.
•Recently partnered with Uber Eats to bring third-party delivery platform to cannabis retailers and consumers in the local Toronto market.
•Integrated with Onfleet delivery software to make it easier for cannabis retailers to manage delivery fulfillment of online orders placed directly on the Leafly platform all the way to the customer’s doorstep.
•Expanded partnership with BLAZE, offering cannabis retailers even greater operational efficiency while enhancing the consumer online shopping experience. Improvements in inventory management, menu capability and fulfillment tools allow cannabis retailers to accept online orders directly from Leafly without additional POS order inputs.
•Launched new marquee ad products in October across Leafly, including on our high-traffic Strain Page.These new features ads provide prominent ways for retailers to reach millions of consumers visiting Leafly each year.
•On October 18, 2022, announced realignment of cost structure for expected annual cash operating cost reductions of approximately $16.0 million beginning in 2023. These reductions are intended to allow Leafly to prioritize the highest growth opportunities and preserve capital.

Financial Outlook

Leafly is refining its annual guidance The Company does not provide quarterly guidance as a practice. Based on current business trends and conditions, the financial outlook is expected to be as follows:

•For the full year 2022, Leafly expects revenue to be between $47.0 million and $48.0 million and Adjusted EBITDA loss to be approximately $26.0 million.

Leafly has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted total Adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: depreciation and amortization expense from new assets; impairments of assets; changes in the valuation of any derivatives; the valuation of, and changes in, grants of equity-based compensation; gains or losses on modification or extinguishment of debt. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of Leafly’s control. For more information regarding the non-GAAP financial measures discussed in this communication, please see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information

Leafly will host a conference call and webcast to discuss the results today, Thursday, November 10, 2022 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). A live webcast of the call can be accessed from Leafly’s Investor Relations website at https://investor.leafly.com.

The live call may also be accessed via telephone at (844) 200-6205 toll-free domestically and at (929) 526-1599 internationally. Please reference conference ID: #029159. An archived version of the webcast will be available from the same website after the call.

About Leafly

Leafly helps millions of people discover cannabis each year. Our powerful tools help shoppers make informed purchasing decisions and empower cannabis businesses to attract and retain loyal customers through advertising and technology services. Learn more at Leafly.com or download the Leafly mobile app through Apple’s App Store or Google Play.

Definitions of Key Performance Metrics

Monthly active users
Monthly active users (“MAUs”) represents the total unique visitors to Leafly websites and native apps each month, which in turn represents the maximum potential unique visitors that could become a customer of a dispensary or brand listed on Leafly’s platform, within a given month.

Users (visitors) are considered active by initiating a session on at least one webpage or app. Each month’s MAUs is the total of unique visitors to Leafly during the specified month and includes both new visitors as well as those returning from the previous month. We count a unique user the first time an individual accesses one of our websites or native apps during a calendar month. If an individual accesses our websites using different web browsers within a given month, the first access by each such web browser is counted as a separate unique user. If an individual accesses more than one of our websites or native apps in a single month, the first access to each website or app is counted as a separate unique user since unique users are tracked separately for each domain and native app. The unique visitors are measured using Google Analytics for our web applications and Firebase for our native applications.

Ending retail accounts
Ending retail accounts is the number of paying retailer accounts with Leafly as of the last month of the respective period. Retail accounts can include more than one retailer.

Retailer average revenue per account
Retailer ARPA is calculated as monthly retail revenue, on an account basis, divided by the number of retail accounts that were active during that same month. An active account is one that had an active paying subscription with Leafly in the month. Leafly does not provide retailers with an ongoing free subscription offering but may offer a free introductory period with certain subscriptions.

Cautionary Statement Regarding Forward Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the services offered by Leafly and the markets in which Leafly operates, business strategies, performance metrics, industry environment, potential growth opportunities, Leafly’s projected future results and financial outlook, and expected savings from cost-cutting measures. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “outlook,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions as of the date of this release and, as a result, are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.

Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to Leafly’s inability to raise sufficient capital to execute its business plan; the size, demands and growth potential of the markets for Leafly’s products and services and Leafly’s ability to serve those markets; the impact of worldwide economic conditions, including the resulting effect on consumer spending at local businesses and the level of advertising spending by local businesses; the degree of market acceptance and adoption of Leafly’s products and services; and the other risks and uncertainties described in the “Risk Factors” section of the Annual Report on Form 10-K filed by Leafly with the SEC on March 31, 2022, and in the other documents filed by Leafly from time to time with the SEC.

These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Leafly assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Leafly does not give any assurance that it will achieve its expectations.

LEAFLY HOLDINGS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(in thousands, except per share amounts)

	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$27,829	$28,565
Accounts receivable, net of allowance for doubtful accounts of $958 and $1,848, respectively	2,610	2,958
Deferred transaction costs	—	2,840
Prepaid expenses and other current assets	3,569	1,347
Restricted cash	607	130
Total current assets	34,615	35,840
Property, equipment, and software, net	2,213	313
Total assets	$36,828	$36,153

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$1,375	$3,048
Accrued expenses and other current liabilities	5,076	8,325
Deferred revenue	2,052	1,975
Current portion of convertible promissory notes, net	—	31,377
Total current liabilities	8,503	44,725

Non-current liabilities
Non-current portion of convertible promissory notes, net	28,726	—
Private warrants derivative liability	662	—
Escrow shares derivative liability	47	—
Stockholder earn-out rights derivative liability	288	—
Total non-current liabilities	29,723	—

Commitments and contingencies

Stockholders' deficit
Preferred stock	—	1
Common stock	4	3
Treasury stock	(31,663)	—
Additional paid-in capital	89,194	61,194
Accumulated deficit	(58,933)	(69,770)
Total stockholders' deficit	(1,398)	(8,572)
Total liabilities and stockholders' deficit	$36,828	$36,153

LEAFLY HOLDINGS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$11,781	$10,896	$35,251	$30,959
Cost of revenue	1,515	1,261	4,411	3,564
Gross profit	10,266	9,635	30,840	27,395
Operating expenses
Sales and marketing	6,403	4,999	21,529	13,148
Product development	3,406	3,522	10,927	9,905
General and administrative	6,489	4,949	20,730	10,485
Total operating expenses	16,298	13,470	53,186	33,538
Loss from operations	(6,032)	(3,835)	(22,346)	(6,143)
Interest expense, net	(705)	(590)	(2,119)	(698)
Change in fair value of derivatives	22,264	—	36,264	—
Other expense, net	(73)	(29)	(962)	(39)
Net income (loss)	$15,454	$(4,454)	$10,837	$(6,880)

Net income (loss) per share:
Basic	$0.43	$(0.18)	$0.31	$(0.28)
Diluted	$0.28	$(0.18)	$0.27	$(0.28)

Weighted average shares outstanding:
Basic	35,580	24,923	35,260	24,832
Diluted	43,215	24,923	38,704	24,832

LEAFLY HOLDINGS, INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net Income (loss)	$10,837	$(6,880)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	276	195
Stock-based compensation expense	3,159	729
Bad debt expense	1,023	841
Noncash lease costs	—	230
Noncash amortization of debt discount	369	—
Noncash interest expense associated with convertible debt	243	710
Noncash change in fair value of derivatives	(36,264)	—
Other	15	44
Changes in operating assets and liabilities:
Accounts receivable	(675)	(674)
Prepaid expenses and other current assets	(2,222)	(600)
Accounts payable	173	(3)
Accrued expenses and other current liabilities	(2,141)	1,713
Deferred revenue	77	594
Net cash used in operating activities	(25,130)	(3,101)

Cash flows from investing activities
Additions of property, equipment, and software	(2,194)	(38)
Net cash used in investing activities	(2,194)	(38)

Cash flows from financing activities
Proceeds from exercise of stock options	158	223
Proceeds from convertible promissory notes	29,374	31,470
Proceeds from business combination placed in escrow and restricted	39,032	—
Trust proceeds received from recapitalization at closing	582	—
Repurchase of common stock and settlement of forward purchase agreements	(31,303)	—
Transaction costs associated with recapitalization	(10,761)	—
Payments on related party payables	(17)	(242)
Net cash provided by financing activities	27,065	31,451

Net (decrease) increase in cash, cash equivalents, and restricted cash	(259)	28,312
Cash, cash equivalents, and restricted cash, beginning of period	28,695	4,934
Cash, cash equivalents, and restricted cash, end of period	$28,436	$33,246

LEAFLY HOLDINGS, INC
NON-GAAP FINANCIAL MEASURES - UNAUDITED
(in thousands)

Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) and Adjusted EBITDA
To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net loss before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net loss (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.
We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA and Adjusted EBITDA do not reflect interest or tax payments that may represent a reduction in cash available to us.
Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net loss and our other GAAP results.
A reconciliation of net loss to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$15,454	$(4,454)	$10,837	$(6,880)
Interest expense, net	705	590	2,119	698
Depreciation and amortization expense	127	57	276	195
EBITDA	16,286	(3,807)	13,232	(5,987)
Stock-based compensation	771	208	3,159	729
Transaction expenses allocated to derivatives	—	—	874	—
Change in fair value of derivatives	(22,264)	—	(36,264)	—
Adjusted EBITDA	$(5,207)	$(3,599)	$(18,999)	$(5,258)

Contacts
Media
Josh deBerge
josh.deberge@leafly.com
206-445-9387

Investors
Keenan Zopf
IR@leafly.com

Source: Leafly Holdings, Inc.